Exhibit (j)(2)
CONSENT OF INDEPENDENT AUDITORS
We consent to the inclusion in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A for Janus Aspen Series (1933 Act File No. 033-63212) of our report dated February 28, 2011, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., appearing as Exhibit (k)(1), which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
New York, NY
September 30, 2011